Callidus Software Announces Quarterly Revenues of $21.1 Million, up 14% Year-Over-Year

Record Recurring Revenues of $16.0 Million, up 21% Year-Over-Year; New Recurring Revenues up 36% Year-Over-Year

PLEASANTON, CA -- (Marketwire - October 27, 2011) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the third quarter ending September 30, 2011.

"We delivered another quarter of solid results, posting record quarterly recurring revenue and 36% growth in non-maintenance recurring revenues also known as New Recurring Revenues, a testament to our full transition to a software as a service recurring revenue model," said Leslie Stretch, President and CEO, Callidus Software. "Our acquisitions to date in 2011, including the strategic Rapid Intake and iCentera acquisitions during the quarter, significantly expand our total addressable market. These acquisitions bring our customer base to over 800 clients on a recurring plan, dramatically increase our cross-selling opportunities for our 2.5 million-strong user base, and extend our position as leader in the vital sales effectiveness SaaS market."

Financial Highlights for the Third Quarter 2011

  Total revenue was $21.1 million, representing an increase of 14% compared to the third quarter last year. Recurring revenues, which include subscription and support, were $16.0 million, up 21% compared to the third quarter of 2010. Service revenues were $4.0 million, up 12% compared to the third quarter of 2010. License revenues were $1.0 million, down from $1.6 million reported in the third quarter of 2010.
  Total GAAP gross margin was 42%, down from 45% in the third quarter of 2010 and an improvement from 39% in the prior quarter.
  GAAP operating expenses were $13.2 million, up $3.2 million or 32% from the same quarter in 2010.
  Non-GAAP operating expenses were $9.9 million, up $1.6 million or 19% from Q3 2010. Non-GAAP operating expenses exclude restructuring expense, stock-based compensation expense, acquisition related expense, patent litigation cost and amortization of acquired intangible assets.
  GAAP net loss was $4.6 million, or ($0.14) per share, which included $2.8 million of stock-based compensation expense, $409,000 amortization of acquired intangible assets, $874,000 convertible note interest expense, gain on extinguishment of debt of $904,000, amortization of convertible note issuance cost of $156,000, $494,000 patent litigation cost, $698,000 acquisition related expense, impairment of marketable securities for $375,000, and $99,000 in restructuring expenses. This compares to a GAAP net loss of $1.6 million, or ($0.05) per share, for the third quarter of 2010, which included $1.4 million of stock-based compensation expense, $157,000 amortization of acquired intangible assets, and $24,000 of patent litigation costs.
  Non-GAAP income per fully diluted share in the third quarter was $0.01 consistent with the prior year. The company's non-GAAP results exclude the effects of stock-based compensation expense, amortization of acquired intangibles, convertible note interest expense, gain on extinguishment of debt, amortization of convertible note issuance cost, patent litigation cost, acquisition related expenses, impairment of marketable securities, and restructuring expense.
  During the quarter the company repurchased $21.0 million aggregate principal amount of its 4.75% Convertible Senior Notes due 2016 at an aggregate purchase price of approximately $19.2 million through privately negotiated transactions.

Business Highlights for the Third Quarter 2011

  Callidus acquired the leading provider of on-demand business content management and portal software for sales, iCentera. iCentera's patented SaaS and mobile platform replaces static portals with a single source of truth for the distribution of product, competitive, and customer content to sales teams and partners on any device.
  Callidus also acquired the leader in collaborative rapid e-learning authoring, Rapid Intake. Rapid Intake is an easy to use eLearning and mLearning solution that lets designers and subject matter experts collaboratively capture, storyboard, develop, review, test, and publish courses on any device.
  At the beginning of the fourth quarter, Callidus acquired the leader in SaaS-based product configuration, pricing, quoting, and proposals management, Webcom Inc. Webcom provides a 100% multi-tenant, SaaS solution that specializes in boosting sales through faster, more accurate quotes, and collaborative-based selling, across companies with simple product catalogs all the way to multi-channel sales networks.
  Callidus announced the launch of Monaco Summer 2011, the latest version of its class-leading multi-tenant SaaS Sales Performance Management suite. The Summer 2011 version of Monaco includes a new Modeling and Simulation module, which enables business users to rapidly model quotas, territories, and incentives in their production system.
  Callidus announced the launch of Callidus Rewards Management, a new SaaS solution that enables organizations to quickly and easily deploy bonus, stock, and merit-based rewards programs across the sales network.
  Further expanding its sales mobility platform, Callidus announced the launch of MySalesCoach, a next-generation coaching app for the iPad, powered by ForceLogix On Demand Sales Coaching platform. The new MySalesCoach app delivers a fast, easy user experience that helps enforce a culture of pervasive coaching throughout the sales organization.
  Callidus also announced the launch of its new Sales Selector solution, delivering a unique combination of online video interviewing, assessment testing, and team benchmarking.
  Callidus sponsored and presented at a number of leading industry conferences around the globe, including: Gold sponsor of Salesforce.com Dreamforce 2011, where Comcast's Director of Sales Effectiveness, Jason Bowers, presented on using Sales Coaching; the 2011 Spotlight on Sales Compensation conference, organized by WorldatWork®; and the CFO Summit Europe 2011.
  Callidus was named the Company of the Year in Computer Software in the Eighth Annual International Stevie Awards, the preeminent indicator of achievement in the global business community. Callidus Call Center also has been designated a 'Certified Support Staff Excellence Center' by the Technology Services Industry Association (TSIA).

Financial Outlook

Total revenue for the fourth quarter of 2011 is expected to be between $22.0 million and $23.0 million. GAAP operating expenses, including stock-based compensation of approximately $3.0 million, amortization of acquired intangibles of $700,000, and approximately $850,000 in acquisition related expenses and patent litigation costs, are expected to be between $15.5 million and $16.5 million in the fourth quarter of 2011.

Conference Call

A conference call to discuss the third quarter 2011 results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com.

Webcast site: http://ir.callidussoftware.com/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=4149886

Dial-in number: 866.804.6928 International callers: 857.350.1674

Passcode: 67612281

Replay: A webcast replay will be available after 6:30 p.m. PT on October 27, 2011 through November 4, 2011. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events. The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software's control.

About Callidus Software®
Callidus Software (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. Our award-winning multi-tenant SaaS applications set the standard for performance management of a company's sales force and channel partners. Over 2.5 million users have their performance managed by Callidus Software. For more information, please visit www.callidussoftware.com.

©1997-2011 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, TrueComp Manager, ActekSoft and ACom3 are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Note on Forward-Looking Statements
The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of fourth quarter 2011 total revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, acquisition related expenses and patent litigation expenses reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased legal expense related to pending patent litigation, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2010 and the Form 10-Q for the first and second quarters of 2011,copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures
Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense, restructuring expense, acquisition related expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost, gain from extinguishment of convertible note and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©1997-2011 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, TrueComp Manager, ActekSoft and ACom3 are trademarks, service marks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except for per share data)
                                (unaudited)

                                     Three months ended   Nine months ended
                                        September 30,       September 30,
                                     ------------------  ------------------
                                       2011      2010      2011      2010
                                     --------  --------  --------  --------

Revenues:
  Recurring                          $ 16,015  $ 13,231  $ 46,067  $ 38,783
  Services                              4,032     3,600    12,584    10,734
  License                               1,012     1,638     2,574     2,254
                                      -------   -------   -------   -------

    Total revenues                     21,059    18,469    61,225    51,771

Cost of revenues:
  Recurring (1)                         8,363     6,683    24,860    19,255
  Services (1) (2)                      3,835     3,306    11,689    11,763
  License                                 102        92       263       290
                                      -------   -------   -------   -------

    Total cost of revenues             12,300    10,081    36,812    31,308
                                      -------   -------   -------   -------

Gross profit                            8,759     8,388    24,413    20,463

Operating expenses:
  Sales and marketing (1) (2)           5,253     3,537    14,304    12,174
  Research and development (1)          3,145     2,505     8,415     8,031
  General and administrative (1) (3)
   (4)                                  4,673     3,511    12,500    10,371
  Restructuring (8)                        99       450       136     1,620
                                      -------   -------   -------   -------

    Total operating expenses           13,170    10,003    35,355    32,196
                                      -------   -------   -------   -------

Operating income (loss)                (4,411)   (1,615)  (10,942)  (11,733)

Interest and other income (loss),
 net (5) (6) (7) (9)                     (638)       79    (1,079)      (14)
                                      -------   -------   -------   -------

Income (loss) before provision for
 income taxes                          (5,049)   (1,536)  (12,021)  (11,747)

Provision (benefit) for income taxes     (478)       51      (279)     (462)
                                      -------   -------   -------   -------

Net Income (loss)                    $ (4,571) $ (1,587) $(11,742) $(11,285)
                                      =======   =======   =======   =======

Basic net income (loss) per share    $  (0.14) $  (0.05) $  (0.36) $  (0.36)
                                      =======   =======   =======   =======
Diluted net income (loss) per share  $  (0.14) $  (0.05) $  (0.36) $  (0.36)
                                      =======   =======   =======   =======

Shares used in basic per share
 computation                           32,327    31,546    32,826    31,267
                                      =======   =======   =======   =======
Shares used in diluted per share
 computation                           32,327    31,546    32,826    31,267
                                      =======   =======   =======   =======

------------------------------------
(1) Stock-based compensation included in
 amounts above by category:

  Cost of recurring                  $    731  $    157  $  2,523  $    394
  Cost of services                        370       157     1,054       599
  Sales and marketing                     502       180     1,320       760
  Research and development                366       245     1,090       712
  General and administrative              843       661     2,907     2,190
                                      -------   -------   -------   -------
  Total stock-based compensation        2,812     1,400     8,894     4,655

(2) Acquisition related asset
 amortization                             409       157       853       473
(3) Acquisition related expense           698         -     1,080       122
(4) Patent Litigation Cost                494        24     1,072        24
(5) Convertible note interest
 expense                                  874         -     1,265         -
(6) Amortization of convertible note
 issuance cost                            156         -       217         -
(7) Gain on extinguishment of
 convertible note                        (904)        -      (904)        -
(8) Restructuring related expenses         99       450       136     1,620
(9) Impairment on marketable
 securities                               375         -       375         -

                           CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS

                               (In thousands)
                                (unaudited)

                                             September 30,    December 31,
Assets                                           2011             2010
                                            --------------   --------------

Current assets:
  Cash and cash equivalents                $        16,153  $        12,830
  Short-term investments                            43,396           17,873
  Accounts receivable, net                          20,742           19,908
  Prepaid and other current assets                   5,505            4,441
                                            --------------   --------------

    Total current assets                            85,796           55,052

Long-term investments                                    -              787
Property and equipment, net                          6,969            8,016
Goodwill                                            17,373            8,031
Intangible assets, net                              11,023            4,274
Deferred income taxes, noncurrent                    1,617            1,645
Deposits and other assets                            4,184            2,000
                                            --------------   --------------

    Total assets                           $       126,962  $        79,805
                                            ==============   ==============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                         $         2,435  $         3,299
  Accrued payroll and related expenses               3,170            2,859
  Accrued expenses                                   8,421            6,169
  Deferred income taxes                              1,691            1,691
  Deferred revenue                                  28,231           28,417
  Capital lease obligations, short term              1,164            1,119
                                            --------------   --------------

    Total current liabilities                       45,112           43,554

Long-term deferred revenue                           4,009            4,388
Long-term deferred income taxes                        383                -
Other liabilities                                    1,361            1,619
Capital lease obligations, long term                 1,221            2,162
4.75% Convertible Senior Notes due 2016             59,500                -
                                            --------------   --------------

    Total liabilities                              111,586           51,723
                                            --------------   --------------

Stockholders' equity
Common stock                                            33               31
Additional paid-in capital                         221,203          222,363
Accumulated other comprehensive income
 (loss)                                                 96              (98)
Accumulated deficit                               (205,956)        (194,214)
                                            --------------   --------------

    Total stockholders' equity                      15,376           28,082
                                            --------------   --------------

    Total liabilities and stockholders'    $
     equity                                        126,962  $        79,805
                                            ==============   ==============

                           CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (In thousands)
                                (unaudited)

                                                         Nine months ended
                                                           September 30,
                                                        -------------------
                                                          2011       2010
                                                        --------   --------

Cash flows from operating activities:
  Net loss                                             $ (11,742) $ (11,285)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation expense                                   2,338      1,731
    Amortization of intangible assets                      2,284      1,916
    Provision for doubtful accounts and service
     remediation reserves                                     88        137
    Stock-based compensation                               8,852      4,322
    Stock-based compensation related to acquisition           42        333
    Revaluation of acquisition contingent
     consideration                                             -         63
    Release of valuation allowance                             -       (614)
    Leasehold improvement allowance                            -        961
    Impairment of investments                                375          -
    Amortization of convertible note issuance cost           217          -
    Net amortization on investments                          351        166
    Put option loss                                            -         52
      Gain on extinguishment of convertible note            (904)         -
      Gain on investments                                      -       (118)
      Changes in operating assets and liabilities:
      Accounts receivable                                   (593)    (3,155)
      Prepaid and other current assets                     1,683     (1,235)
      Other assets                                        (2,923)      (674)
      Accounts payable                                      (302)        46
      Accrued expenses                                      (346)     1,076
      Accrued payroll and related expenses                   313       (540)
      Accrued restructuring                                 (251)       251
      Deferred revenue                                    (1,648)     6,547
      Deferred income taxes                                  144        128
                                                       ---------  ---------
        Net cash provided by (used in) operating
         activities                                       (2,022)       108
                                                       ---------  ---------

Cash flows from investing activities:
  Purchases of investments                               (47,864)   (13,432)
  Proceeds from maturities and sale of investments        22,595     19,184
  Purchases of property and equipment                     (1,827)    (2,632)
  Proceeds from disposal of property and equipment             -         19
  Purchases of intangible assets                          (1,381)    (1,668)
  Acquisition, net of cash acquired                      (12,237)    (1,922)
  Change in restricted cash                                    -       (600)
                                                       ---------  ---------
        Net cash used in investing activities            (40,714)    (1,051)
                                                       ---------  ---------

Cash flows from financing activities:
  Net proceeds from issuance of common stock               5,424      1,407
  Repurchases of common stock                            (14,430)         -
  Repurchase of common stock from employees for
   payment of taxes on vesting of restricted stock
   units                                                  (1,046)      (363)
  Payment of consideration related to acquisition         (1,175)         -
  Cash received from issuance of convertible note, net    77,369          -
  Repayment of debt assumed through acquisition                -       (899)
  Payment of principal under capital lease                  (896)         -
  Repurchase of convertible note                         (19,188)         -
                                                       ---------  ---------
        Net cash provided by financing activities         46,058        145
                                                       ---------  ---------
Effect of exchange rates on cash and cash equivalents          1        (38)
                                                       ---------  ---------
Net decrease in cash and cash equivalents                  3,323       (836)
Cash and cash equivalents at beginning of quarter         12,830     11,565
                                                       ---------  ---------
Cash and cash equivalents at end of quarter            $  16,153  $  10,729
                                                       =========  =========

                           CALLIDUS SOFTWARE INC.
           RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
         (In thousands, except for percentages and per share data)
                                (unaudited)

                                   Three months ended    Nine months ended
                                     September 30,         September 30,
                                  -------------------   -------------------
                                    2011       2010       2011       2010
                                  --------   --------   --------   --------
Non-GAAP operating expense
 reconciliation:

Operating expenses               $  13,170  $  10,003  $  35,355  $  32,196
  Operating expenses, as a % of
   total
  revenues                              63%        54%        58%        62%
Add back:
  Non-cash stock-based
   compensation                     (1,711)    (1,086)    (5,317)    (3,662)
  Non-cash amortization of
   acquired
  intangible assets                   (246)      (138)      (567)      (416)
  Acquisition related expense         (698)         -     (1,080)      (122)
  Patent litigation cost              (494)       (24)    (1,072)       (24)
  Restructuring                        (99)      (450)      (136)    (1,620)
                                  --------   --------   --------   --------
Non-GAAP Operating Expenses      $   9,922  $   8,305  $  27,183  $  26,352
                                  --------   --------   --------   --------
  Non-GAAP Operating expenses,
   as a % of total revenues             47%        45%        44%        51%

Non-GAAP operating income (loss)
 reconciliation:

Operating loss                   $  (4,411) $  (1,615) $ (10,942) $ (11,733)
  Operating loss, as a % of
   total revenues                      -21%        -9%       -18%       -23%
Add back:
  Non-cash stock-based
   compensation                      2,812      1,400      8,894      4,655
  Non-cash amortization of
   acquired
  intangible assets                    409        157        853        473
  Acquisition related expenses         698          -      1,080        122
  Patent litigation cost               494         24      1,072         24
  Restructuring                         99        450        136      1,620
                                  --------   --------   --------   --------
Non-GAAP Operating income (loss) $     101  $     416  $   1,093  $  (4,839)
                                  --------   --------   --------   --------
  Non-GAAP Operating income
   (loss), as a % of total
   revenues                              0%         2%         2%        -9%

Non-GAAP net loss
 reconciliation:

Net loss                         $  (4,571) $  (1,587) $ (11,742) $ (11,285)
  Net loss, as a % of total
   revenues                            -22%        -9%       -19%       -22%
Add back:
  Non-cash stock-based
   compensation                      2,812      1,400      8,894      4,655
  Non-cash amortization of
   acquired
  intangible assets                    409        157        853        473
  Acquisition related expenses         698          -      1,080        122
  Patent litigation cost               494         24      1,072         24
  Convertible note interest
   expense                             874          -      1,265          -
  Gain on exitnguishment of
   convertible note                   (904)         -       (904)         -
  Amortization of convertible
   note issuance cost                  156          -        217          -
  Impairment of asset                  375          -        375
  Restructuring                         99        450        136      1,620
                                  --------   --------   --------   --------
Non-GAAP Net income (loss)       $     442  $     444  $   1,246  $  (4,391)
                                  --------   --------   --------   --------
  Non-GAAP Net income (loss), as
   a % of total revenues                 2%         2%         2%        -8%

Non-GAAP net income (loss) per
 share reconciliation:

Net loss per basic and diluted
 share                           $   (0.14) $   (0.05) $   (0.36) $   (0.36)
Add back:
  Non-cash stock-based
   compensation                       0.09       0.04       0.27       0.15
  Non-cash amortization of
   acquired
  intangible assets                   0.01          -       0.03       0.02
  Acquisition related expenses        0.01          -       0.03          -
  Patent litigation cost              0.02          -       0.03          -
  Convertible note interest
   expense                            0.03          -       0.05          -
  Gain on exitnguishment of
   convertible note                  (0.03)         -      (0.03)         -
  Amortization of convertible
   note issuance cost                    -          -       0.01          -
  Impairment of asset                 0.01                  0.01
  Restructuring                          -       0.01          -       0.05
                                  --------   --------   --------   --------
Non-GAAP net income (loss) per
 basic share                     $    0.01  $    0.01  $    0.04  $   (0.14)
                                  --------   --------   --------   --------
Non-GAAP net income (loss) per
 diluted share                   $    0.01  $    0.01  $    0.03  $   (0.14)
                                  --------   --------   --------   --------

Basic and fully diluted shares
 reconciliation:

Basic shares                        32,327     31,546     32,826     31,267
                                  --------   --------   --------   --------
Add back:
  Weighted average effect of
   dilutive securities              10,740          -      6,877          -
                                  --------   --------   --------   --------
Diluted shares                      43,067     31,546     39,703     31,267
                                  --------   --------   --------   --------

Investor Relations Contact:

Linda Wells
415-445-3236
ir@callidussoftware.com

Press Contact:

Lorna Heynike
Callidus Software Inc.
925-251-2207
pr@callidussoftware.com